UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement

On September 18, 2017, Post Holdings, Inc., a Missouri corporation (the “Company” or “Post”), and Haystack Corporation, a Delaware corporation and a wholly-owned subsidiary of Post (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bob Evans Farms, Inc., a Delaware corporation (“Bob Evans”). Under the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Bob Evans (the “Merger”), with Bob Evans surviving the Merger as a wholly-owned subsidiary of Post.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of common stock of Bob Evans, $0.01 par value per share (the “Bob Evans Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than shares held by (1) the Company, Merger Sub, Bob Evans (including shares held in treasury) or their respective subsidiaries; and (2) Bob Evans stockholders who have properly and validly exercised and perfected appraisal rights under Delaware law) will be cancelled and converted automatically into the right to receive cash in an amount equal to $77.00, without interest thereon (the “Merger Consideration”).

The Merger Agreement provides that each option to purchase Bob Evans Common Stock outstanding as of the Effective Time, whether vested or unvested, will be converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Bob Evans Common Stock subject to such option and (ii) the amount by which the Merger Consideration exceeds the exercise price per share, less any applicable taxes. Any options with exercise prices in excess of the Merger Consideration will be cancelled. As of the Effective Time, all other Bob Evans equity-based awards, subject to time-based or performance-based vesting conditions, will vest and be converted into the right to receive the Merger Consideration provided for under their terms in effect immediately prior to the Effective Time, less any applicable taxes.

The closing of the Merger is subject to certain conditions, including: (i) the receipt of the necessary approval from Bob Evans’ stockholders; (ii) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) the absence of (A) any law or order prohibiting consummation of the Merger or (B) any action or proceeding brought by a governmental entity and still pending seeking to prohibit, enjoin or make illegal the consummation of the Merger. Each of Post’s and Bob Evans’ obligation to consummate the Merger is also subject to certain additional customary conditions, including (1) subject to specific standards, the accuracy of the representations and warranties of the other party; (2) performance in all material respects by the other party of its obligations under the Merger Agreement; and (3) in the case of Post only, the absence of any “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to Bob Evans since the date of the Merger Agreement. The closing is not subject to any financing condition or a vote of Post’s stockholders.

Post and Bob Evans have each made customary representations and warranties in the Merger Agreement and have agreed to various customary covenants and agreements, including, among others, an agreement by Bob Evans regarding the operation of the business of Bob Evans and its subsidiaries prior to the closing of the Merger. Bob Evans is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the receipt of the approval of the Merger from Bob Evans’ stockholders, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows Bob Evans, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if Bob Evans’ board of directors determines in good faith that such acquisition proposal either constitutes, or is reasonably expected to result in, a superior proposal and that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights, including that either Bob Evans or Post may terminate the Merger Agreement if (1) the Merger is not completed on or prior to September 18, 2018, subject to extension for an additional three-month period for the purpose of obtaining regulatory approvals and/or addressing certain impediments to the Merger, (2) a governmental entity of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and non-appealable (subject to certain limitations set forth in the Merger Agreement), or (3) the Merger Agreement is not approved by the stockholders of Bob Evans at its stockholders meeting. The Merger Agreement provides that, upon termination of the Merger Agreement in specified circumstances, Bob Evans must pay Post a termination fee of $50 million. Such specified circumstances include, among others, termination of the Merger Agreement by Bob Evans in order to enter into an agreement providing for a Superior Proposal (as defined in the Merger Agreement) and termination by Post for a change of recommendation of the Bob Evans Board of Directors and Bob Evans’ willful breach of certain of its covenants relating to soliciting acquisition proposals. The Merger Agreement also provides that, upon termination of the Merger Agreement in specified circumstances related to antitrust matters, Post would be required to pay Bob Evans a reverse termination fee of $50 million. Such specified circumstances include: (i) a governmental order or injunction relating to antitrust laws that permanently prevents the closure of the Merger, (ii) Post’s breach of its obligations to pursue antitrust clearance, including through litigation against the government and/or third parties, or (iii) the failure of the Merger to close prior to the 15 month anniversary of the date of the Merger Agreement due to the failure to receive clearance under the HSR Act and/or the presence of any governmental order or injunction preventing the closure of the Merger at that time, assuming all other conditions to closing could be satisfied as of the date of termination.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement or their respective businesses. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securityholders, and (iii) were made only as of the date of the Merger Agreement or as of such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Post’s public disclosures. Investors and securityholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time. Investors should read the Merger Agreement together with the other information concerning Post and Bob Evans that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed merger, Bob Evans intends to file a preliminary proxy statement on Schedule 14A with the SEC. BOB EVANS STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING ANY DEFINITIVE PROXY STATEMENT, FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to stockholders of Bob Evans. Investors and security holders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they become available) at the Bob Evans website, www.bobevansgrocery.com, under the heading “Investors.”

Participants in the Solicitation

Post, Bob Evans and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Bob Evans in connection with the proposed merger. Information regarding Post’s directors and executive officers is included in Post’s Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on November 18, 2016 and the proxy statement for Post’s 2017 Annual Meeting of Shareholders, filed with the SEC on December 8,

2016. Information regarding Bob Evans’ directors and executive officers is included in the Bob Evans Annual Report on Form 10-K for the fiscal year ended April 28, 2017, filed with the SEC on June 15, 2017 and the proxy statement for Bob Evans’ 2017 Annual Meeting of Stockholders, filed with the SEC on July 14, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the acquisition of Bob Evans by Post will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the Merger Agreement; the ability and timing to obtain the approval of Bob Evans’ stockholders and required regulatory approvals and to satisfy other closing conditions to the Merger Agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on Post’s common stock or Bob Evans Common Stock because of the failure to complete the proposed transaction; Post’s or Bob Evans’ respective businesses experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities, both before and following consummation of the transaction; Post and Bob Evans being unable to promptly and effectively implement integration strategies and obtain expected cost savings and synergies within the expected timeframe; Post’s ability to retain certain key employees at Bob Evans; significant transaction costs which have been and may continue to be incurred related to the proposed transaction; and other risks and uncertainties described in Post’s and Bob Evans’ filings with the SEC. Post and Bob Evans caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements represent Post’s and Bob Evans’ judgment as of the date of this report, and Post and Bob Evans undertake no obligation to update or revise them unless otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 18, 2017, by and among Post Holdings, Inc., Haystack Corporation and Bob Evans Farms, Inc.*

* Schedules and/or exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2017	Post Holdings, Inc.
(Registrant)

By: /s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Chief Administrative Officer, Secretary